EXHIBIT 10.3

Call Option Deed

Gains International Infocom Holdings BV

IPC Acquisition Corp.

and

IPC Information Systems, Inc.

relating to all of the issued shares of Gains International

(US) Inc. and Gains International (Europe) Limited

           January 2003

THIS DEED is made on        January 2003

BETWEEN:

(1)	GAINS INTERNATIONAL INFOCOM HOLDINGS BV whose registered office is at Drenstestraat, 24BG, 1083 HK, Amsterdam (the “Seller”); and

(2)	IPC ACQUISITION CORP., a Delaware corporation, and IPC INFORMATION SYSTEMS, INC., a Delaware corporation (each, a “Buyer” and together, the “Buyers”).

RECITALS

(A)	Gains International (US) Inc. (“Gains US”) is a corporation incorporated under the laws of the state of New York which has an authorised share capital of US$10 divided into 1000 shares of common stock of 1 cent (US$0.01) each, all of which 200 are in issue and fully paid.

(B)	Gains International (Europe) Limited (“Gains UK”) is a private limited company incorporated in England and Wales with registered number 2539234 which has an authorised share capital of £2,000,100 divided into 2,000,100 shares of £1 each of which two are in issue and fully paid.

(C)	The Seller is the registered and beneficial owner of the Option Securities (defined below).

(D)	The Seller has agreed to grant to the Buyers a call option in respect of the Option Securities on the terms and subject to the conditions of this deed.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.	INTERPRETATION

1.1	In this deed, the following words and expressions have the following meanings, unless the context otherwise requires:

“Adjustment” means an adjustment to the number and/or the description of the Option Securities and/or to the Option Consideration in accordance with clause 5;

“Business Day” means a day (excluding Saturday) on which banks are generally open in London for the transaction of normal banking business;

“Call Exercise Notice” means a notice substantially in the form set out in the schedule to this deed;

“Call Option” means the call option granted by the Seller to the Buyers under clause 2;

“Companies” means Gains US and Gains UK and “Company” means either of them;

“Completion” means completion of the sale and purchase of the Option Securities following the exercise of the Call Option as described in clause 7;

“Option Consideration” means the consideration payable upon Completion as set out in clause 6;

“Option Securities” means all of the issued shares of common stock of US$0.01 each in Gains US and all of the issued shares of £1 each in Gains UK (or, if beneficial ownership of all such shares shall be held by an entity whose sole asset is such shares, then “Option Securities” may at the election of the Buyer(s) mean all the issued and outstanding shares, partnership or membership interests or other equity interests of such entity) and includes such other securities as may be for the time being subject to the Call Option as a result of an Adjustment;

“Purchase Agreement” means the share purchase agreement between (1) the Seller and (2) Gains Acquisition Corp. (“GAC”) and Gains Asia Acquisition Corp. (“GAAC”) expected to be entered into on 22 January 2003 for the sale and purchase of (i) all of the issued shares of the Companies by GAC and (ii) all of the issued shares of Gains International Asia Holdings Limited by GAAC; and

“Tullett Supplier Agreement” means the supplier agreement between (1) Tullett plc, (2) GAC and GAAC contemplated to be entered into by the Purchase Agreement.

1.2	In this deed unless otherwise specified, reference to:

(a)	a party means a party to this deed and includes its permitted assignees and/or the successors in title to substantially the whole of its undertaking;

(b)	a statute or statutory instrument or accounting standard or any of their provisions is to be construed as a reference to that statute or statutory instrument or accounting standard or such provision as the same may have been amended or re-enacted;

(c)	recitals, clauses, paragraphs or schedules are to recitals, clauses and paragraphs of and schedules to this deed. The schedules form part of the operative provisions of this deed and references to this deed shall, unless the context otherwise requires, include references to the recitals and the schedules;

(d)	writing shall include typewriting, printing, lithography, photography and other modes of representing words in a legible form (other than writing on an electronic or visual display screen) or other writing in non-transitory form; and

(e)	words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders.

1.3	The index to and the headings in this deed are for information only and are to be ignored in construing the same.

2.	GRANT OF THE CALL OPTION

The Seller grants to the Buyers an option, to be exercisable (as the Buyers shall agree) by either Buyer or by both Buyers acting together, to purchase all the Option Securities for the Option Consideration on the terms of this deed.

3.	EXERCISE OF THE CALL OPTION

3.1	The Buyers may exercise the Call Option only by serving a Call Exercise Notice on the Seller at any time during the period beginning on 15 December 2003 and ending on 31 January 2005 (both dates inclusive), subject to (i) the prior receipt by the exercising Buyer(s) of any necessary consents or waivers under the Credit and Guaranty Agreement dated as of 20 December 2001 among IPC Acquisition Corp. and the other parties named therein; (ii) receipt of any necessary governmental approvals, consents and authorisations (including without limitation any necessary approval of the US Federal Communications Commission); and (iii) the execution and delivery by IPC Acquisition Corp. of a guarantee or other undertaking, or the making of other arrangements, reasonably acceptable to the Seller, with respect to the payment obligations of GAC and GAAC under clause 9.4 of the Tullett Supplier Agreement.

3.2	The Call Option may be exercised only in respect of all of the Option Securities.

3.3	Exercise of the Call Option shall oblige the Seller to sell and the exercising Buyer(s) to purchase the Option Securities.

3.4	The Option Securities shall be sold with full title guarantee free from all liens, charges, equities and encumbrances and together with all rights attaching to the Option Securities at the date of service of the Call Exercise Notice (including any dividend or other distributions declared but not paid or made).

3.5	If the Call Option is not duly exercised prior to its termination as provided below, it shall cease to be exercisable and shall lapse.

4.	TERMINATION

4.1	If the Purchase Agreement shall be terminated in accordance with its terms, the Call Option shall immediately lapse and terminate and shall be of no further force and effect.

4.2	If the Call Option shall not have been duly exercised before 5.30 p.m., New York time, on 31 January 2005, or such other time or date as the parties may agree in writing, the Call Option shall lapse and terminate and shall be of no further force and effect.

5.	ADJUSTMENTS

5.1	If any of the events specified in clause 5.2 occurs, such adjustments (if any) shall be made as shall be required to the number and/or the description of the Option Securities and/or to the Option Consideration so as to preserve insofar as is possible the equivalent economic value of the rights of the parties immediately prior to the relevant event having regard to:

(a)	any diluting or concentrating effect on those rights of the relevant event; and

(b)	the redesignation of, or replacement with any other securities of, the Option Securities.

5.2	The events referred to in clause 5.1 are the occurrence of any of the following in relation to the Option Securities:

(a)	a sub-division, consolidation or reclassification (of whatever nature) of the Option Securities;

(b)	a distribution (whether by way of bonus, capitalisation or otherwise) by either of the Companies to existing shareholders in either of the Companies of:

(i)	additional Option Securities; or

(ii)	other share capital or securities; or

(iii)	securities, rights or warrants granting the right to a distribution of Option Securities or to purchase, subscribe or receive Option Securities or any other shares or securities or assets (other than the payment of cash dividends in respect of normal trading profits and which are not exceptional in comparison with either of the Companies’ previous dividend policy);

(c)	the consolidation, amalgamation or merger of either of the Companies with or into another entity (provided that such results in a re-classification or other change in the Option Securities); or

(d)	any event in relation to the Option Securities analogous to any of the foregoing events or otherwise having a diluting or concentrating effect on the value of the Option Securities.

5.3	Any Adjustment made in accordance with this clause 5 shall take effect from the date of the relevant event or, if earlier, the record date for that event.

5.4	If Option Securities refers to all the issued and outstanding shares, partnership or membership interests or other equity interests of an entity whose sole asset is the shares of the Companies, then references to “the Companies” in clause 5.1 shall be deemed to be references to such entity, mutatis mutandis.

5.5	The Seller shall not cause or suffer to occur any of the events listed in clause 5.1 without the prior written consent of the Buyers. The nature and extent of any Adjustment required to be made in accordance with this clause 5 shall be agreed between the parties prior to the event giving rise to the Adjustment (or, failing such prior agreement, shall be as reasonably determined by the Buyers).

6.	OPTION CONSIDERATION

6.1	The consideration for the acquisition of the Option Securities shall be paid by the exercising Buyer(s) at Completion in cash.

6.2	The consideration for the acquisition of the Option Securities upon the exercise of the Call Option shall equal, subject to any Adjustment, (i) 105% of the consideration paid by GAC pursuant to clause 2.3 of the Purchase Agreement at the time of the exercise of the Call Option, and (ii) the assumption of GAC’s obligation to pay the Earn-Out Consideration, if any, as contemplated by the Purchase Agreement and subject to the terms and conditions provided therein.

7.	COMPLETION

7.1	Completion of the sale and purchase of the Option Securities following the exercise of the Call Option shall take place at the offices of IPC Acquisition Corp. on the date which is the fifth Business Day after the date of service of the Call Exercise Notice provided that such date is no earlier than 20 December 2003, in which case, Completion shall take place on 20 December 2003 or, if the outcome of any Adjustment is not known at that time, the fifth Business Day after the outcome has been ascertained.

7.2	At Completion:

(a)	the Seller shall deliver to the exercising Buyer(s) a transfer or transfers in respect of the Option Securities duly completed in favour of such Buyer(s) (or as it or they may direct), or a stock power or powers duly executed in blank, or other appropriate transfer documents, in each case together with the certificate(s) for the Option Securities (or an indemnity acceptable to the exercising Buyer(s) in the case of any found to be missing);

(b)	following delivery of the documents referred to in clause 7.2(a), the exercising Buyer(s) shall pay or procure the payment of the Option Consideration to the Seller (or to such other person as it may direct); and

(c)	the Seller shall (so far as it is able) procure that upon presentation to each Company of the stamped transfer or stock power, if applicable, of the Option Securities (together with the relevant share certificate or indemnity), it shall be approved and the transferee shall be registered as the holder of the Option Securities.

8.	WARRANTIES AND COVENANTS

8.1	The Seller warrants to the Buyers that:

(a)	it is and will remain until the earlier of the completion of the Purchase Agreement (as provided for therein) and the exercise or lapse of the Call Option the beneficial owner of the Option Securities, subject only to the Purchase Agreement and to the Call Option, and has and will have full power and authority to grant an option in respect of the Option Securities upon the terms and conditions of this deed; and

(b)	the Option Securities represent all of the share capital of the Companies issued or agreed to be issued and there is no option or right outstanding in favour of any third party to subscribe for any share or loan capital of either of the Companies.

8.2	The Seller undertakes to the Buyers to assign the burden and any obligation or benefit arising under or out of this deed to any purchaser of the Option Securities provided such purchaser is approved by the Buyers in writing.

9.	COSTS

Each of the parties shall bear its own legal, accountancy and other costs, charges and expenses connected with the negotiation, preparation and implementation of this deed and any other agreement incidental to or referred to in this deed.

10.	ASSIGNMENT

The parties hereby agree that either party may, with the prior written consent of the other, assign, transfer or declare a trust of any benefit, burden or obligation arising under or out of this deed. Without limiting the generality of the foregoing, each of the Buyers hereby consents to the assignment by the Seller of this deed to GAC or GAAC effective upon Completion under the Purchase Agreement.

11.	ANNOUNCEMENTS

Unless both parties agree, neither shall, during the term of this deed and at any time thereafter, disclose its existence nor its terms except to its professional advisers or as may be required by law or any legal or regulatory authority.

12.	ENTIRE AGREEMENT

Save in the case of fraud or fraudulent concealment, each party acknowledges that:

(a)	this deed constitutes the entire and only agreement between the parties relating to the subject matter hereof;

(b)	it has not been induced to enter this deed in reliance on, nor has it been given, any representation or other statement of any nature whatsoever other than those set out herein; and

(c)	the only remedies available to it in respect of this deed are damages for breach of contract and it shall have no right to rescind or terminate this deed other than as expressly provided in clause 4 hereof.

13.	WAIVER/AMENDMENT

13.1	No breach of any provision of this deed shall be waived or discharged except with the express written consent of the parties.

13.2	No failure or delay by a party to exercise any of its rights under this deed shall operate as a waiver thereof and no single or partial exercise of any such right shall prevent any other or further exercise of that or any other right.

13.3	No variation to this deed shall be effective unless made in writing and signed by all the parties.

14.	FURTHER ASSURANCE

At all times after the date of this deed, the parties shall at their own expense execute all such documents and do such acts and things as may reasonably be required for the purpose of giving full effect to this deed.

15.	NOTICES

15.1	Except as specifically otherwise provided in this deed, any notice, demand or other communication to be served under this deed may be served upon any party only by posting by first class post or delivering the same or sending the same by facsimile transmission to the party to be served at its address above, or facsimile number given below, or at such other address or number as it may from time to time notify in writing to the other party.

The Seller	—	Facsimile Number: 020 7528 8172
c/o Tullett plc		FAO: Company Secretary

IPC Acquisition Corp.	—	Facsimile Number: 001 212 858 6980
FAO: Greg Kenepp (the President)

IPC Information Systems, Inc.		Facsimile Number: 001 212 858 6980
FAO: Greg Kenepp (the President)

15.2	A notice or demand served by first class post shall be deemed duly served 48 hours after posting and a notice or demand sent by facsimile transmission shall be deemed to have been served at the time of transmission and in proving service of the same it will be sufficient to prove, in the case of a letter, that such letter was properly stamped or franked first class, addressed and placed in the post and, in the case of a facsimile transmission, that such facsimile was duly transmitted to a current facsimile number of the addressee at the address referred to above.

16.	COUNTERPARTS

This deed may be executed in any number of counterparts which together shall constitute one deed. Any party may enter into this deed by executing a counterpart and this deed shall not take effect until it has been executed by all parties.

17.	GOVERNING LAW

17.1	This deed shall be governed by and construed in accordance with English law.

17.2	The parties irrevocably submit to the exclusive jurisdiction of the High Court of Justice in London for the purpose of hearing and determining any dispute arising out of this deed and for the purpose of enforcement of any judgment against their respective assets.

IN WITNESS whereof this deed has been executed on the date first above written.

SCHEDULE
Form of Call Exercise Notice

[On the headed notepaper of each exercising Buyer]

To: [the Seller]	[Date]

Dear Sirs

Re: Call Option Deed, dated 22 January 2003, and made between [Seller] and ourselves (the “Deed”)

We refer to the Deed and to the Call Option granted by you to us under clause 2 of the Deed.

We hereby give notice pursuant to clause 3.1 of the Deed that we exercise the Call Option granted by you in respect of all of the Option Securities (as defined in the Deed).

Yours faithfully

/s/ Geoff Chapman

For and on behalf of [the exercising Buyer]

Executed as a deed by GAINS INTERNATIONAL	)
INFOCOM HOLDINGS BV acting by	)
a director and its secretary/two directors

/s/ Geoff Chapman
Director

/s/ Peggy Gunn

Executed as a deed by IPC ACQUISITION CORP.	)
)

/s/ Timothy Whelan

/s/ John McSherry

Executed as a deed by IPC INFORMATION	)
SYSTEMS, INC.	)

/s/ Timothy Whelan

/s/ John McSherry